EXHIBIT 10.9

OPEN-END
MORTGAGE DEED
In The Maximum Principal Amount of $31,800,400.00
KNOW ALL MEN BY THESE PRESENTS, That HILLIARD GRAND APARTMENTS, LLC, a limited liability company, organized and existing under the laws of the State of Ohio (hereinafter with its successors and assigns referred to as the Mortgagor), for and in consideration of the sum of Ten Dollars ($10) to it in hand paid by RED MORTGAGE CAPITAL, LLC, a limited liability company, organized and existing under the laws of the State of Delaware, whose correct address is Two Miranova Place, 12th Floor, Columbus, Ohio 43215, the Mortgagee (hereinafter with its successors and assigns referred to as the Mortgagee), receipt of which is hereby acknowledged, does hereby grant, bargain, sell, convey, and warrant unto the Mortgagee the following described premises to wit:
For legal description, see Exhibit A attached hereto and incorporated by reference herein.
Together with the privileges and appurtenances thereunto belonging, and all the rents, issues, and profits which may arise or be had therefrom; and all the estate, title and interest of said Mortgagor either in law or equity in and to said premises, together with all buildings and improvements of every kind and description now or hereafter erected or placed thereon and all fixtures and articles of personal property of the Mortgagor now or hereafter to be attached to or used in and about the building or buildings now erected or hereafter to be erected on the lands herein described which are necessary to the complete and comfortable use and occupancy of such building or buildings for the purposes for which they were or are to be erected, including, but not limited to all dynamos, engines, pumps, elevators, all awnings, screens, venetian blinds, shades, fixtures, and all plumbing, heating, lighting, cooking, ventilating, refrigerating, laundry and incinerating equipment; all cabinets and fixtures and appurtenances thereto and such other goods and chattels and personal property as are ever used or furnished in operating a building or the activities conducted therein, similar to the one herein described and referred to, and all renewals and replacements thereof or articles in substitution therefor, whether or not the same are, or shall be attached to said building or buildings in any manner. All of the foregoing shall be deemed to be, remain and form part of the realty and are covered under this mortgage. If the Mortgagor shall, after the date hereof, acquire any additional real or personal property which would, if owned by the Mortgagor, be subject to the terms of this Mortgage, it shall notify the Mortgagee and the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, of such acquisition, stating the nature, quantity, or amount of such property so acquired and the interest of the Mortgagor therein. All such property or the interest of the Mortgagor therein shall, upon acquisition by the Mortgagor, forthwith and without further act, become subject to this mortgage; and
Together with all building materials located on the premises and intended to be incorporated in the buildings or other improvements.

TO HAVE AND TO HOLD the said premises and above-described property to the said Mortgagee, its successors and assigns forever, for the uses and purposes herein expressed:
WHEREAS, the Mortgagor is justly indebted to the Mortgagee in the principal sum of Thirty-One Million Eight Hundred Thousand Four Hundred and No/100 Dollars ($31,800,400.00), evidenced by its notes of even date herewith, bearing interest from date on outstanding balances at five and 59/100ths per centum (5.59%) per annum, said principal and interest being payable in monthly installments as provided in said note with a final maturity of August 1, 2052, which note is identified as being secured hereby by a certificate thereon. Said note and all of its terms are incorporated herein by reference and this conveyance shall secure any and all extensions thereof, however evidenced.
AND WHEREAS MORTGAGOR COVENANTS, PROMISES AND AGREES HEREBY:

1.	That it will pay the note at the times and in the manner provided therein;

2.	That it will not permit or suffer the use of any of the property for any purpose other than the use for which the same was intended at the time this mortgage was executed;

3.
That the Regulatory Agreement, if any, executed by the Mortgagor and the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, which is being recorded simultaneously herewith, is incorporated in and made a part of this mortgage. Upon default under the Regulatory Agreement and upon the request of the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, the Mortgagee, at its option, may declare the whole of the indebtedness secured hereby to be due and payable;

4.
That all rents, profits and income from the property covered by this mortgage are hereby assigned to the Mortgagee for the purpose of discharging the debt hereby secured. Permission is hereby given to Mortgagor so long as no default exists hereunder, to collect such rents, profits and income for use in accordance with the provisions of the Regulatory Agreement.

5.
That upon default hereunder Mortgagee shall be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession and protect the property described herein and operate same and collect the rents, profits and income therefrom;

6.
That at the option of the Mortgagor the principal balance secured hereby may be reamortized on terms acceptable to the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner if a partial prepayment results from an award in condemnation in accordance with provisions of paragraph 9 herein, or from an insurance payment made in accordance with provisions of paragraph 7 herein, where there is a resulting loss of project income;

7.
That the Mortgagor will keep the improvements now existing or hereafter erected on the mortgaged property insured against loss by fire and such other hazards, casualties, and contingencies, as may be stipulated by the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner upon the insurance of the mortgage and other hazards and liabilities as may be required from time to time by the Mortgagee, and all such insurance shall be evidenced by standard Fire and Extended Coverage Insurance policy or policies, in amounts not less than necessary to comply with the applicable Coinsurance Clause percentage, but in no event shall the amounts of coverage be less than eighty per centum (80%) of the Insurable Values or not less than the unpaid balance of the insured mortgage, whichever is the lesser, and in default thereof the Mortgagee shall have the right to effect insurance. Such policies shall be endorsed with standard Mortgagee clause with loss payable to the Mortgagee as interest may appear, and shall be deposited with the Mortgagee; the insurance carrier shall be selected by the Mortgagor, subject to approval by the Mortgagee, which shall not be unreasonably withheld.

That if the premises covered hereby, or any part thereof, shall be damaged by fire or other hazard against which insurance is held as hereinabove provided, the amounts paid by any insurance company in pursuance of the contract of insurance to the extent of the indebtedness then remaining unpaid, shall be paid to the Mortgagee and, at its option, may be applied to the debt or released for the repairing or rebuilding of the premises;

8.
That it is the owner in fee simple of said premises; that it is in peaceable possession of same and has full power to convey the same and the title so conveyed is free, clear and unencumbered except taxes not due and payable;

9.
That all awards of compensation in connection with condemnation for public use of or a taking of any of that property, shall be paid to the Mortgagee to be applied to the amount due under the note secured hereby in (1) amounts equal to the next maturing installment or installments of principal and (2) with any balance to be credited to the next payment due under the note. That all awards of damages in connection with any condemnation for public use of or injury to any residue of that property, shall be paid to the Mortgagee to be applied to a fund held for and on behalf of the Mortgagor which fund shall, at the option of the Mortgagee, and with the prior approval of the Secretary of Housing and Urban Development, either be applied to the amount due under the note as specified in the preceding sentence, or be disbursed for the restoration or repair of the damage to the residue. No amount applied to the reduction of the principal amount due in accordance with (1) shall be considered an optional prepayment as the term is used in this Mortgage Deed and the note secured hereby, nor relieve the Mortgagor from making regular monthly payments commencing on the first day of the first month following the date of receipt of the award. The Mortgagee is hereby authorized in the name of the Mortgagor to execute and deliver valid acquittances for such awards and to appeal from such awards.

10.
To commit or suffer no waste of said property, to maintain and keep the buildings, fences and other improvements to be erected on said premises in good condition and repair and promptly to effect such repairs thereof as Mortgagee may require;

11.
That, in order more fully to protect the security of this mortgage, the Mortgagor, together with and in addition to, the monthly payments under the terms of the note secured hereby, covenants and agrees to pay to the Mortgagee beginning the first day of the first month after date hereof and continuing until the said note is fully paid, concurrently with payments of interest or principal and interest the following sums:

(a) An amount sufficient to provide the mortgagee with funds to pay the next mortgage insurance premium if this instrument and the note secured hereby are insured, or a monthly service charge, if they are held by the Secretary of Housing and Urban Development, as follows:
(I)     If and so long as said note of even date and this instrument are insured or are reinsured under the provisions of the
National Housing Act, an amount sufficient to accumulate in the hands of the Mortgagee one (1) month prior to its due date the annual mortgage insurance premium, in order to provide such Mortgagee with funds to pay such premium to the Secretary of Housing and Urban Development pursuant to the National Housing Act, as amended, and applicable Regulations thereunder, or
(II)         Beginning with the first day of the month following an assignment of this instrument and the note secured hereby to the Secretary of Housing and Urban Development, a monthly service charge which shall be an amount equal to one-twelfth of one-half percent (1/12 of 1/2%) of the average outstanding principal balance due on the note computed for each successive year beginning with the first of the month following such assignment, without taking into account delinquencies or prepayments.
(b) A sum equal to the ground rents, if any, next due, plus the premiums that will next become due and payable on policies of fire and other insurance covering the premises covered hereby, plus water rates, taxes and assessments next due on the premises covered hereby (all as estimated by the Mortgagee) less all sums already paid therefor divided by the number of months to elapse before one (1) month prior to the date when such ground rents, premiums, water rates, taxes and assessments will become delinquent, such sums to be held by Mortgagee to pay said ground rents, premiums, water rates, taxes, and special assessments.

(c) All payments mentioned in the two preceding subsections of this paragraph and all payments to be made under the note secured hereby shall be added together and the aggregate amount thereof shall be paid each month in a single payment to be applied to Mortgagee to the following items in the order set forth:

(I) premium charges under the Contract of Insurance with the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner or service charge; .
(II) ground rents, taxes, special assessments, water rates, fire and other insurance premiums;
(III) interest on the note secured hereby;
(IV) amortization of the principal of said note.

12.
Any excess funds accumulated under (b) of paragraph 11 remaining after payment of the items therein mentioned, shall be credited to subsequent monthly payments of the same nature required thereunder, but if any such items shall exceed the estimate therefor, the Mortgagor shall without demand forthwith make good the deficiency. Failure to do so before the due date of such item shall be a default hereunder. In case of termination of the Contract of Mortgage Insurance by prepayment of the mortgage in full, or otherwise (except as hereinafter provided), accumulations under (a) of paragraph 11 hereof not required to meet payments due under the Contract of Mortgage Insurance, shall be credited to the Mortgagor. If the property is sold under foreclosure or is otherwise acquired by the Mortgagee after default, any remaining balance of the accumulations under (b) of paragraph 11 shall be credited to the principal of the mortgage as of the date of commencement of foreclosure proceedings or as of the date the property is otherwise acquired; and accumulations under (a) of paragraph 11 shall be similarly applied unless required to pay sums due the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner under the Contract of Mortgage Insurance;

13.
That it will pay all taxes, assessments, water rates, and other governmental or municipal charges, fines or impositions, for which provision has not been made theretofore by deposits with Mortgagee, and in default thereof the Mortgagee may pay the same; and that it will promptly deliver the official receipts therefor to the Mortgagee;

14.
That the Mortgagor will give immediate notice by mail to the Mortgagee and the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner of any fire damage or other casualty to the premises;

15.	That no waiver of any covenant herein or of the note secured hereby shall at any time thereafter be held to be a waiver of the terms hereof or of the note secured hereby;

16.
That all payments made by the Mortgagee to remedy a default by the Mortgagor as aforesaid and the total of any payment or payments due from the Mortgagor to the Mortgagee and default shall be added to the debt secured by this mortgage and shall be repaid to the Mortgagee upon demand. Any such sum and interest thereon at the rate specified in the note shall be a lien on the premises, prior to any other lien attaching or accruing subsequent to the lien of this mortgage;

17.
That it will not voluntarily create or permit to be created against the property subject to this mortgage any lien or liens inferior or superior to the lien of this mortgage, it further will keep and maintain the same free from the claim of all persons supplying labor or materials which will enter into the construction of any and all buildings now being erected or to be erected on said premises;

18.
That the improvements about to be made upon the premises above described and all plans and specifications comply with all municipal ordinances and regulations made or promulgated by lawful authority, and that the same will upon completion comply with all such municipal ordinances and regulations and with the rules of the applicable fire rating or inspection organization, bureau, association, or office. In the event the Mortgagor shall at any time fail to comply with such rules, regulations, and ordinances which are now or may hereafter become applicable to the premises above described, after due notice and demand by the Mortgagee, thereupon the principal sum and all arrears of interest and other charges provided for herein, shall at the option of the Mortgagee become due and payable;

19.
That the funds to be advanced herein are to be used in the construction of certain improvements on the lands herein-described, in accordance with a building loan agreement between the Mortgagor and the Mortgagee dated as of even date herewith, which building loan agreement is hereinafter mentioned; if the construction of the improvements to be made pursuant to said building loan agreement shall not be carried on with reasonable diligence, or shall be discontinued at any time for any reason other than strikes or lock-outs, the Mortgagee, after due notice to the mortgagor or any subsequent owner, is hereby invested with full and complete authority to enter upon the said premises, employ watchmen to protect such improvements from depredation or injury and to preserve and protect the personal property therein, and to continue any and all outstanding contracts for the erection and completion of said building or buildings, to make and enter into any contracts and obligations wherever necessary, either in its own name or in the name of the Mortgagor, and to pay and discharge all debts, obligations and liabilities incurred thereby. All such sums so advanced by the Mortgagee (exclusive of advances of the principal of the indebtedness secured hereby) shall be added to the principal of the indebtedness secured hereby and shall be secured by this mortgage and shall be due and payable on demand with interest at the rate specified in the note, but no such advances shall be insured unless same are specifically approved by the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner prior to the making thereof. The principal sum and other charges provided for herein shall, at the option of the Mortgagee or holder of this mortgage an the note secured hereby, become due and payable on the failure of the Mortgagor to keep and perform any of the covenants, conditions, and agreements of said building loan agreement. This covenant shall be terminated upon the completion of the improvements to the satisfaction of the Mortgagee and the making of the final advance as provided in said building loan agreement;

20.
The Mortgagor hereby represents and warrants that no work has been commenced or materials furnished to or in connection with any improvements on the mortgaged premises at the date hereof and will not be commenced or furnished until after the date of the recording of this mortgage;

And the parties hereto further agree that the addresses of the Mortgagor and the Mortgagee are correctly stated in this mortgage;

21.
The Mortgagee hereby covenants that upon compliance with all covenants and agreements by the Mortgagor, it will disburse the entire principal amount of the mortgage debt to, or for the account of, the Mortgagor;

22.
That in the event of default in making any monthly payment provided for herein or in the note secured hereby, and if such default is not made good prior to the due date of the next such installment, or in the event of a breach of any other stipulations, agreements, conditions and covenants of this mortgage; then in either or any such event, the said aggregate sum mentioned in said note then remaining unpaid, with interest accrued to that time, and all moneys secured hereby, shall become due and payable forthwith, or thereafter, at the option of said Mortgagee, as fully and completely as if all of the said sums of money were originally stipulated to be paid on such day, anything in said note or in this mortgage to the contrary notwithstanding; and thereupon or thereafter, at the option of said Mortgagee, without notice or demand, suit at law or in equity, may be prosecuted as if all moneys secured hereby had matured prior to its institution. The Mortgagee may foreclose this mortgage, as to the amounts so declared due and payable, and the said premises shall be sold to satisfy and pay the same together with costs, expenses, and allowances.

23.
The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural;

24.
That so long as the Mortgage Deed and the said note secured hereby are insured or held by the Secretary of Housing and Urban Development under the provisions of the National Housing Act, it will not execute or file for record any instrument which imposes a restriction upon the sale or occupancy of the mortgaged property on the basis of race, color, creed or national origin.

25.
Notwithstanding any other provision contained herein or in the note secured hereby (the "Note"), it is agreed that the execution of the Note shall impose no personal liability upon the Mortgagor for payment of the indebtedness evidenced thereby and in the event of default, the holder of the Note shall look solely to the property subject to this Mortgage and the Security Agreement between Mortgagor and Mortgagee of even date and to the rents, issues and profits thereof in satisfaction of the indebtedness evidenced by the Note and will not seek or obtain any deficiency or personal judgment against the Mortgagor except such judgment or decree as may be necessary to foreclose or bar the Mortgagor's interest in the property subject to this Mortgage and all other property mortgaged, pledged, conveyed or assigned to secure payment of the Note; provided, that nothing in this condition and no action so taken shall operate to impair any obligation of the Mortgagor under the Regulatory Agreement herein referred to and made a part hereof.

26.
Ohio Revised Code Section 1311.14. The Mortgagee may, at its option, do all things provided or permitted to be done by a mortgagee under Section 1311.14 of the Ohio Revised Code, and any amendments thereto, for the protection of Mortgages interest in the mortgaged property.

27.
Construction Mortgage. This Mortgage secures unpaid balances of obligatory loan advances to be made by Mortgagee to Mortgagor pursuant to the terms and provision of the Building Loan Agreement of even date herewith between Mortgagor and Mortgagee, the terms and provisions of which are incorporated herein as if fully rewritten. Said Building Loan Agreement obligates Mortgagee to advance to Mortgagor certain sums under definite and certain conditions, in a particular manner and at the times set forth therein, the total outstanding principal indebtedness of which, at anyone time, is not to exceed $31,800,400.00. The Building Loan Agreement may be inspected by interested persons at the offices of the Mortgagee. This Mortgage secures an obligation incurred for the construction of improvements to the mortgaged property and, as such, is a "construction mortgage" as said term is used and defined under Article 9 of the Uniform Commercial Code as adopted by the State of Ohio.

28. Future Advances.
(a) Mortgagor and Mortgagee intend that this Mortgage shall secure the unpaid balance of loan advances made by the holder hereof after this Mortgage is delivered to the Franklin County, Ohio Recorder for record to the fullest extent and with the highest priority contemplated by Section 5301.232 of the Ohio Revised Code. The maximum amount of all loan advances, in the aggregate and exclusive of interest accrued thereon and protective advances made as contemplated in subsection (b) below, which may be outstanding at any time, is Thirty-One Million Eight Hundred Thousand Four Hundred and No/IOO Dollars ($31,800,400.00). If and to the extent applicable, Mortgagor hereby waives any right it may have under Section 5301.232(C) of the Ohio Revised Code.
(b) In addition to the loan advances referred to in subsection (a) above, Mortgagee shall have the right, but not the obligation, to make protective advances with respect to the property for the payment of taxes, assessments, insurance premiums, repairs, and maintenance costs, if any, and other costs incurred in the protection of the property as contemplated by Section 5301.233 of the Ohio Revised Code, and such protective advances, together with interest thereon at the rate specified in the Note from the date of each such advance until it is repaid in full, shall be secured by this Mortgage to the fullest extent and with the highest priority contemplated by said Section 5301.233 of the Ohio Revised Code.

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EXHIBIT A
Tract I -1.546 Acres
Situated in the State of Ohio, County of Franklin, City of Hilliard, lying in Virginia Military Survey Number 3022, and being all of the 1.547 acre tract conveyed to Jeannie M. Thivener by deed of record in Instrument Number 200702160028236 (all references are to the records of the Recorder's Office, Franklin County, Ohio) and being more particularly described as follows:
BEGINNING at a magnetic nail set on the centerline of Wilcox Road, on the westerly line of Virginia Military Survey Number 3022 and on the easterly line of Virginia Military Survey Number 3012, at the southwesterly comer of said 1.547 acre tract and at a northwesterly comer of that 33.619 acre tract conveyed to Beverly J. Wilcox, Successor Trustee by deed of record in Instrument Number 200702020020042, reference Franklin County Geodetic Survey Monument Number 6649 found South 06° 02' 50" East a distance of 379.76 feet at an angle point on the centerline of Wilcox Road;
Thence North 06° 02' 50" West, with the centerline of said Wilcox Road, the westerly line of Virginia Military Survey Number 3022 and the easterly line of Virginia Military Survey Number 3012, a distance of 274.95 feet to a magnetic nail set at the northwesterly comer of said 1.547 acre tract and at a southwesterly comer of said 33.619 acre tract, reference Franklin County Geodetic Survey Monument Number 4461 found North 06° 02' 50" West a distance of 1473.05 feet on the centerline of Wilcox Road;
Thence with the line common to said 1.547 acre tract and said 33.619 acre tract, the following courses and distances:
North 83° 56' 41" East, a distance of 244.97 feet, to a 3/4" iron pipe capped "Hockaden & Assoc." found, passing over a 3/4" iron pipe capped "Hockaden & Assoc." found at 30.00 feet;
South 06° 02' 50" East, a distance of 274.95 feet, to a 3/4" iron pipe capped "Hockaden & Assoc." found;
South 83° 56' 41" West, a distance of 244.97 feet, to the POINT OF BEGINNING, passing over a 3/4" iron pipe found at 215.03 feet, and containing 1.546 acres of land, more or less of which 0.189 acre is located in the right-of-way of Wilcox Road.
Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMHT INC.

The bearings herein are based on the Ohio State Plane Coordinate System South Zone as per NAD83 (1986 Adjustment). Control for bearings originated from the Franklin County Engineer's Centerline Survey Plat of Wilcox Road, Drawing 0040-01, dated March 3, 2003 showing the bearing between monuments FCGS 4461 and FCGS 6649 as being North 06° 02' 50" West, established by the Franklin County Engineering Department, using Global Positioning System procedures and equipment.
This description is based on an actual field survey performed by or under the direct supervision of Michael O. Wanchick, Registered Surveyor Number 7854 in September 2008.
Tract II -34.472 Acres
Situated in the State of Ohio, County of Franklin, City of Hilliard, lying in Virginia Military Survey Number 3022, and being all of the 33.619 acre tract conveyed to Beverly J. Wilcox, Successor Trustee by deed of record in Instrument Number 200702020020042 (all references are to the records of the Recorder's Office, Franklin County, Ohio) and being more particularly described as follows:
BEGINNING at a magnetic nail set on the centerline of Wilcox Road (width varies), on the westerly line of Virginia Military Survey Number 3022 and on the easterly line of Virginia Military Survey Number 3012, at the northwesterly comer of said 33.619 acre tract, reference Franklin County Geodetic Survey Monument Number 4461 found North 06° 02' 50" West a distance of 710.00 feet on the centerline of Wilcox Road;
Thence North 83° 39' 38" East, with the northerly line of said 33.619 acre tract, and the southerly line of Lot 1 of "Britton Central Riggins Road, Wilcox Road, Lots and Easements Dedication Plat" of record in Plat Book 109, Pages 60-63 and Instrument Number 200607110135255, a distance of 931.48 feet, to a 5/8" rebar capped "H.G. Eng. & Surveyors" found at the southeasterly comer of said Lot 1 and on the westerly line of Lot 2 of said "Britton Central Riggins Road, Wilcox Road, Lots and Easements Dedication Plat", passing over a 5/8" rebar capped "H.G. Eng & Surveyors" found at 30.09 feet;
Thence South 06° 20' 41" East, with the westerly line of said Lot 2, the westerly terminus of Riggins Road (100 feet wide) the westerly line of Lot 4 of said "Britton Central Riggins Road, Wilcox Road, Lots and Easements Dedication Plat" and the westerly line of that 10 acre tract conveyed to Hazel J. Sanderson and James E. Sanderson by deed of record in Instrument Number 199802180036269, a distance of 1527.56 feet, to an iron pin set at a southwesterly comer of said 10 acre tract, and on the northerly line of that 4.242 acre tract conveyed to Barbara Trueman by deed of record in Official Record 6580I19 and the Northern Trust Company by deed of record in Instrument Number 200212060313779, passing over a 3/4" iron pipe found at 1061.87 feet;

Thence South 61 ° 56' 06" West, with the northerly line of said 4.242 acre tract and the northerly line of that 2.340 acre tract conveyed to Stephen T. Boles, Trustee by deed of record in Instrument Number 200007170140764, a distance of 681.24 feet, to an iron pin set at the southeasterly comer of that 0.834 acre tract conveyed to Stephen T. Boles, Trustee by deed of record in Instrument Number 200201070006463, passing over a 3/4" rebar found at 385.31 feet;
Thence North 39° 32' 11" West, with the easterly line of said 0.834 acre tract, a distance of 102.45 feet, to a point in a creek and passing over an iron pin set on the bank of the creek at 82.45 feet;
Thence South 71 ° 47' 15" West, with the northerly line of said 0.834 acre tract, a distance of 257.43 feet to a magnetic nail set on the centerline of said Wilcox Road, on the westerly line of said Virginia Military Survey Number 3022 and on the easterly line of Virginia Military Survey Number 3012 (reference Franklin County Geodetic Survey Monument Number 5542 found South 05° 59' 25" East a distance of 347.75 feet at the centerline intersection of Wilcox Road and Hayden Run Road) and passing over an iron pin set at 226.73 feet on the easterly right-of-way line of said Wilcox Road;
Thence with the centerline of said Wilcox Road, the westerly line of said Virginia Military Survey Number 3022 and with the easterly line of Virginia Military Survey Number 3012, the following courses and distances:
North 05° 59' 25" West, a distance of 329.22 feet, to Franklin County Geodetic Survey Monument Number 6649 found;
North 06° 02' 50" West, a distance of 379.76 feet, to a magnetic nail set at the southwesterly comer of that 1.547 acre tract conveyed to Jeannie M. Thivener by deed of record in Instrument Number 200702160028236;
Thence with the perimeter of said 1.547 acre tract, the following courses and distances:
North 83° 56' 41" East, a distance of 244.97 feet, to a 3/4" iron pipe capped "Hockaden & Assoc." found, passing over a 3/4" iron pipe found at 29.94 feet;
North 06° 02' 50" West, a distance of 274.95 feet, to a 3/4" iron pipe capped "Hockaden & Assoc." found;
South 83° 56' 41" West, a distance of244.97 feet, to a magnetic nail set on the centerline of said Wilcox Road, on the westerly line of said Virginia Military Survey Number. 3022 and on the easterly line of Virginia Military Survey Number 3012, passing over a 3/4" iron pipe capped "Hockaden & Assoc.", found at 214.97 feet;

Thence North 06° 02' 50" West, with the centerline of said Wilcox Road, the westerly line of said Virginia Military Survey Number 3022 and the easterly line of Virginia Military Survey Number 3012, a distance of 763.05 feet, to the POINT OF BEGINNING, containing 34.472 acres of land, more or less of which 1.012 acres are located in the right-of-way of Wilcox Road.
Iron pins set, where indicated, are iron pipes, thirteen sixteenths (13/16) inch inside diameter, thirty (30) inches long with a plastic plug placed in the top bearing the initials EMHT INC.
The bearings herein are based on the Ohio State Plane Coordinate System South Zone as per NAD83 (1986 Adjustment). Control for bearings originated from the Franklin County Engineer's Centerline Survey Plat of Wilcox Road, Drawing 0040-01, dated March 3, 2003 showing the bearing between monuments FCGS 4461 and FCGS 6649 as being North 06° 02' 50" West, established by the Franklin County Engineering Department, using Global Positioning System procedures and equipment.
This description is based on an actual field survey performed by or under the direct supervision of Michael O. Wanchick, Registered Surveyor Number 7854 in September 2008.